Exhibit 99.10

Bridgehouse Marine Limited
Strategic report for the year ended 31 December 2013

The group’s principal subsidiary, Global Marine Systems Limited, is a leading provider of engineering and underwater services, responding to the subsea cable installation, maintenance and burial requirements of Its customers around the world. With a fleet of vessels and specialised subsea trenching and burial equipment, the company brings a 160 year legacy in deep and shallow water operations.

Global Marine Systems Limited offers cost effective solutions with consistently high service and quality standards for its customers in the markets in which they operate. The Company is headquartered in the United Kingdom, with resources throughout Europe, Asia Pacific and the Americas.

Results and dividends

Turnover of the Group has decreased by £30.3m from £129.3m in 2012 to £99.0m in 2013, although it has decreased by only £3.3m on a like-for-like basis after stripping out discontinued activities. The operating losses of £5.2m in 2012 have now moved to a profit of £10.5m. The greatly improved management of the project risks within our contracts in 2013 along with the sale of Global Marine Systems Energy Limited on 15th November 2012 has resulted in strong results for 2013 and much greater stability in the continuing operations of the business. No dividend is proposed for 2013 (2012: £ Nil).

The loss on sale of investments disclosed under discontinued operations of £8.5m relates to a final determination of the selling price on the disposal of Global Marine Systems Energy Limited in 2012, details of which are disclosed in notes 19 and 26 of these financial statements.

Group operating profit of £10.2m is after providing £4.3m against the recovery of a loan made to a related company, Bridgehouse Capital Operations Limited, see note 25.

The statement of total recognised gains and losses includes a loss on exchange of £0.7m (2012: loss of £0.9m) in respect of the retranslation of assets, liabilities and investments held in foreign currencies.

Review of business and future developments

The stable and sustainable revenue stream that the Group has established in Telecommunications maintenance and vessel chartering allows it to build for further growth in the telecommunications and oil & gas markets, both directly and via its established partnerships with Sino-British Submarine Systems and Huawei Technologies.

	2013	2012
	£’000	£’000
Group operating profit / (loss)	10,233	(5,193)
Exceptional items – contract losses	—	10,375
– provision against related party loan	4,250	—
Group operating profit excluding exceptional items	14,483	5,182

Key Performance Indicators (KPIs)

	2013 Result	2012 Result
Financial KPIs
Adjusted EBITDA	£30.5 million	£24.8 million
Cash (usage) / generation	£(3.8) million	£18.9 million
Return on investment − Adjusted EBITA	17.2%	0.4%
Non-Financial KPIs
Lost Time Injury Frequency Rate (LTIFR)	1.64	0.30

Bridgehouse Marine Limited
Strategic report for the year ended 31 December 2013(continued)

Adjusted Earnings before interest, tax, depreciation and amortisation (EBITDA)

Adjusted EBITDA has been calculated as profit / (loss) on ordinary activities before interest, tax, depreciation, amortisation, exchange movements, impairment of fixed assets and gain / loss on disposal of assets and investments. It is measured before adjusting for operating exceptional items. During 2013 adjusted EBITDA has increased by £1.7m.

Cash generation / reduction

Cash generation is defined as the difference in opening and closing cash balances. In 2013, the cash balance has decreased by £3.8m due primarily to short term secured loans of £14.5m advanced in the year which were fully repaid in February 2014.

Returns on investment

Return on investment – is defined as % of earnings before interest, tax, amortisation, exchange movements, impairment of fixed assets and gain / loss on disposal of assets and investments (“EBITA”) divided by average capital employed. Adjusted EBITA has been calculated as profit / (loss) on ordinary activities before interest, tax, amortisation, exchange movements, impairment of fixed assets and gain / loss on disposal of assets and investments. During 2013, the return on investment has increased by an impressive 17.1 percentage points.

Non-financial KPIs

Lost time injury frequency rate (LTIFR)

Health and safety is paramount in our business. Not only is it vitally important to provide employees with a safe place to work, but also any accident is disruptive to the running of the business.

The Group continually reviews and reports all accidents and injuries and in order to benchmark its safety performance against other companies in the industry, the Group reports safety statistics as adopted by the International Marine Contractors Association, of which the Group is a member.

The LTIFR is measured as;	Lost time injuries x 1,000,000 Hours Worked

Lost time injuries are defined as:

“An accident or injury that prevents a person conducting their normal job from the day following the accident for a period of more than 3 days”.

The LTIFR was 1.64 in 2013 which was below the recognised industry benchmark of 1.04 and is now one of the main focuses of the Safety Performance Committee. Due to the new procedures introduced in prior years, more incidents are now being reported and these incidents continue to provide lessons to be learned which will in turn prevent further incidents and accidents from occurring.

Principal risks and uncertainties

The principal business risk acknowledged by the Group is the impact of any reduced demand in the global market for subsea related services. However, Global Marine Systems Limited is well positioned in the telecommunications maintenance market with three long term contracts for at least another 3-4 years which will offset any potential volatility encountered in the installation market. Two vessels have also been adapted to address the Offshore Power market to which they are currently on charter and the Group continues to seek further opportunities in other high growth markets. The Directors are confident that there are sufficient opportunities for growth in the telecommunications and oil & gas markets.

Bridgehouse Marine Limited
Strategic report for the year ended 31 December 2013(continued)

Financial risk management

The Group’s operations expose it to a variety of financial risks that include foreign exchange rate risk, liquidity risk, and credit risk. The Group has in place a risk management process that seeks to limit the adverse effects of these risks on the financial performance of the Group.

Foreign exchange rate risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US Dollar, the Euro and the Singapore Dollar. Foreign exchange risk arises from current commercial transactions, recognised assets and liabilities and net investments in foreign operations.

The Group manages these risks in a number of ways but primarily by attempting to match assets and liabilities and income and costs denominated in the relevant foreign currencies. As and when surplus funds are generated in foreign currencies they are sold in the spot market. The Group monitors this risk on a regular basis.

Liquidity Risk

As with all businesses a key risk to the business is liquidity. The Group maintains medium term debt finance secured on a number of its cable-ships, which, together with cash generated from operations, provide sufficient available funds for future expansion and investment.

Credit Risk

Credit risk is the potential loss arising from any failure by the customers or debtors to fulfil their obligations as and when these obligations fall due. The Group has implemented policies that require appropriate credit checks on potential customers before sales are made. All cash and deposits are placed with reputable “High street” financial institutions. The Group has no significant concentration of credit risk.

On behalf of the board

Dawna Stickier
Director

Date: 17 June 2014

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2013

The directors present their annual report on the affairs of Bridgehouse Marine Limited (“the Group” and “the company”) registered number 04352407, together with the audited consolidated financial statements for the year ended 31 December 2013.

Going Concern

Having reviewed the Group’s cash flow projections for the next 12 months after the date of signing the financial statements, the directors are confident they will have adequate resources to meet the requirements of the business for the foreseeable future. The directors have therefore prepared these consolidated financial statements on a going concern basis.

Quality systems and environment responsibilities

The Group continues to demonstrate its commitment to quality management and the environment by gaining recertification to ISO18001, ISO9001 and ESN 14001 during the year. We also retained the RoSPA Presidents Award for the 14th consecutive year.

Research and development

Technical development is an important part of upgrading and improving techniques for cable laying, cable jointing, cable protection and most recently the efficient transmission of Subsea telecommunication data. The Group remains committed to these principles in all that it does and is continually developing new technology in-house and with its partners.

Directors

The directors who held office during the year and up to the date of these financial statements were as follows:

Dawna Stickler (appointed 27 March 2014)

Sinead Irving (appointed 27 March 2014)

Gabriel Marlin Ruhan (resigned 27 March 2014)

Stephen Derrick Scott (resigned 27 March 2014)

Simon John McNally (reappointed 4 December 2013, resigned 27 March 2014)

Simon Nicholas Cooper (reappointed 4 December 2013, resigned 27 March 2014)

Directors’ Indemnities

Qualifying third party indemnity provisions (as defined by Section 236 Companies Act 2006) for the benefit of the directors were maintained throughout the year and remain in force as at the date of approving the Directors’ report.

Employees

The Group is committed to employment policies, which follow best practice, based on equal opportunities for all employees, irrespective of sex, race, colour, disability or marital status.

Applications for employment by disabled persons are always considered, bearing in mind the respective aptitudes and abilities of the applicant concerned. In the event of a member of staff becoming disabled, every effort is made to ensure that their employment with the company continues and the appropriate training is arranged. It is the policy of the

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2013(continued)

company that the training, career development and promotion of a disabled person should, as far as possible, be identical to that of a person who does not suffer from a disability.

The Group is also committed to providing employees with information on matters of concern to them on a regular basis, so that the views of employees can be taken into account when making decisions that are likely to affect their interests. The Group encourages the involvement of employees by means of regular updates issued by the board on key company issues, financial information and other statistics. Quarterly surveys are also co-ordinated by the Group to obtain employee feedback on issues within the Group.

Elective regime

The Group has passed elective resolutions in accordance with Section 379A of the Companies Act 1985 as amended (“the Act”) to dispense with the formalities of:

•    the laying of financial statements before the Group in general meeting (Section 252 of the Act),

•    the holding of annual general meetings (Section 366A of the Act), and

•    the obligation to appoint auditors annually (Section 386 of the Act).

Section 253(2) gives members the right to require the laying of financial statements before the group in general meeting. To exercise such right, a member must give notice in writing to that effect, deposited at the, registered office of the Group, within 28 days of the day on which the report and financial statements are sent out, in accordance with Section 238(1) of the Act.

Statement of directors’ responsibilities

The directors are responsible for preparing the directors report, strategic report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the Group and parent company financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (Accounting Standards and applicable law). Under company law, the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the Group and the company and of the profit or loss of the Group for that period. In preparing these financial statements, the directors are required to:

•    select suitable accounting policies and then apply them consistently;

•    make judgements and accounting estimates that are reasonable and prudent;

•    state whether applicable UK Accounting Standards have been followed, subject to any material departures disclosed and explained in the financial statements;

•    prepare the financial statements on the going concern basis unless it is inappropriate to presume the company will continue in business.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the company and the Group and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the company and the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2013(continued)

Statement of disclosure of information to auditors

Each of the persons who are a director at the date of approval of this report confirms that:

•    so far as the director is aware, there is no relevant audit information of which the company’s auditors are unaware;

•    each director has taken all the steps that she ought to have taken as a director in order to make herself aware of any relevant audit information and to establish that the company’s auditors are aware of that information.

This confirmation is given and should be interpreted in accordance with the provisions of s418 of the Companies Act 2006.

Independent auditors

BDO LLP was appointed as auditors by the directors during the period and they have expressed their willingness to continue in office.

On behalf of the board

Dawna Stickler
Director

Date: 17 June 2014

Bridgehouse Marine Limited
Independent auditors report to the members of Bridgehouse Marine Limited

We have audited the financial statements of Bridgehouse Marine Limited for the year ended 31 December 2013 which comprise the Group profit and loss account, the Group statement of total recognised gains and losses, the Group note on historical cost profits and losses, the Group and Company balance sheets, the Group cash flow statement and the related notes. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice).

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

As explained more fully in the statement of directors’ responsibilities, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Financial Reporting Council’s (FRC’s) Ethical Standards for Auditors.

Scope of the audit of the financial statements

A description of the scope of an audit of financial statements is provided on the FRC’s website at www.frc.org.uk/auditscopeukprivate.

Opinion on financial statements

In our opinion the financial statements:

•    give a true and fair view of the state of the group’s and the parent company’s affairs as at 31 December 2013 and of the group’s profit for the year then ended;

•    have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and

•    have been prepared in accordance with the requirements of the Companies Act 2006.

Opinion on other matters prescribed by the Companies Act 2006

In our opinion the information given in the strategic report and directors’ report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•    adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

•    the parent company financial statements are not in agreement with the accounting records and returns; or

Bridgehouse Marine Limited
Independent auditors report to the members of Bridgehouse Marine Limited(continued)

•    certain disclosures of directors’ remuneration specified by law are not made; or

•    we have not received all the information and explanations we require for our audit.

Raymond Adams (Senior statutory auditor)
For and on behalf of BDO LLP, statutory auditor
Ipswich

17/6/14

BDO LLP is a limited liability partnership registered in England and Wales (with registered number OC305127).

Bridgehouse Marine Limited    Group balance sheet as at 31 December 2013
Company Number 04352407

			2013		As restated 2012
	Note	£’000	£’000	£’000	£’000
Fixed assets
Intangibles
Negative goodwill	12		(11,435)		(12,815)
Tangible assets	13		101,863		104,244
Investments in joint ventures
Share of gross assets	14	15,345		17,438
Share of gross liabilities	14	(371)		(266)
		14,974		17,172
Investment in associates	14	31,693		30,680
Other investments	14	—		60
Fixed asset investments	14		46,667		47,912
			137,095		139,341
Current assets
Stocks	15	5,865		4,256
Debtors: amounts falling due within one year	16	48,627		43,231
Debtors: amounts falling due after more than one year	16	4,555		4,614
Cash at bank and in hand		25,983		29,767
		85,030		81,868
Creditors: amounts falling due within one year	17	(47,242)		(31,081)

Net current assets			37,788		50,787
Total assets less current liabilities			174,883		190,128

Creditors: amounts falling due after more than one year	18		(41,190)		(62,173)
Provisions for liabilities	19		(19,285)		(11,037)

Net assets excluding pension liability			114,408		116,918
Pension liability	24		(31,093)		(25,602)

Net assets Including pension liability			83,315		91,316
Capital and reserves
Called up share capital	20		1,266		1,266
Revaluation reserve	21		32,431		35,763
Profit and loss account	21		39,740		43,864
Total shareholders’ funds	22		73,437		80,893
Minority interest			9,878		10,423
			83,515		91,316

The financial statements on pages 9 to 44 were approved by the board of directors and authorised for issue on 17 June 2014 and signed on its behalf by:

Dawna Stickler
Director

Bridgehouse Marine Limited    Company balance sheet as at 31 December 2013 Company Number 04352407

			2013		2012
	Note	£’000	£’000	£’000	£’000
Fixed assets
Investments	14		1,271		1,271
			1,271		1,271
Current assets
Debtors: amounts falling due within one year		—		—
Creditors: amounts falling due within one year	17	(4,000)		(69)
Net current liabilities			(4,000)		(69)
Net (liabilities) / assets			(2,729)		1,202
Capital and reserves
Called up share capital	20		1,266		1,266
Profit and loss account	21		(3,995)		(64)
Shareholders’ funds	22		(2,729)		1,202

The financial statements on pages 9 to 44 were approved by the board of directors and authorised for issue on 17 June 2014 and signed on its behalf by:

Dawna Stickler
Director

Bridgehouse Marine Limited
Group profit and loss account for the year ended 31 December 2013

		Continuing Operations 2013	Discontinued operations 2013	Total 2013	Total As restated 2012
	Note	£’000	£’000	£’000	£’000
Turnover (including share of joint ventures and associates)		144,029	—	144,029	186,688
Less: share of joint ventures’ turnover		(894)	—	(894)	(643)
share of associates’ turnover		(44,131)	—	(44,131)	(56,774)
Group turnover	4	99,004	—	99,004	129,271

Other operating (charges) I credits		(2,107)	—	(2,107)	(2,940)
Other operating costs	5	(82,414)	—	(82,414)	(121,149)
Exceptional items	5	(4,250)	—	(4,250)	(10,375)
			—
Operating costs		(88,771)	—	(88,771)	(134,464)

Group operating profit / (loss)	6	10,233	—	10,233	(5,193)

Share of joint ventures’ operating profit		188	—	188	114
Share of associates’ operating profit		3,166	—	3,166	4,387
Profit on sale of tangible fixed assets		40	—	40	660
(Loss) I profit on sale of investments	26	—	(8,462)	(8,462)	4,228

Interest receivable and similar income	9
- Group		1,193	—	1,193	77
- Joint ventures		525	—	525	604
- Associates		51	—	51	61
		1,769	—	1,769	742

Interest payable and similar charges	10
- Group – Interest payable		(4,771)	—	(4,771)	(5,652)
– Exchange loss		913	—	913	(346)
- Joint ventures		—	—	—	(4)
- Associates		(673)	—	(673)	(422)
		(4,531)	—	(4,531)	(6,424)

Other finance credits	24	675	—	675	369
Profit / (loss) on ordinary activities before taxation		11,540	(8,462)	3,078	(1,117)

Tax on profit (loss) on ordinary activities	11
- Group		(10)	—	(10)	65
- Joint ventures		(20)	—	(20)	(28)
- Associates		(439)	—	(439)	(803)
Profit / (loss) on ordinary activities after taxation		11,071	(8,462)	2,609	(1,883)

Minority interest		(1,362)	846	(516)	337

Profit / (loss) for the financial year	21	9,709	(7,616)	2,093	(1,546)

Bridgehouse Marine Limited    Group statement of total recognised gains and losses for the year ended 31 December 2013

	2013	As restated 2012
	£’000	£’000
Profit / (loss) for the financial year
Group loss for the financial year	(425)	(5,064)
Share of joint ventures’ profit for the financial year	624	617
Share of associates’ profit for the financial year	1,894	2,901
	2,093	(1,546)
Actuarial loss recognised in pension schemes	(8,745)	(5,146)
Revaluation of fixed assets	—	(5,604)
Exchange adjustments offset in reserves (translation of assets, liabilities and foreign investments)	(698)	(891)

Total recognised loss for the year	(7,350)	(13,187)

Prior year adjustment
Recognition of minority Interest	(10,423)
Total gains and losses recognised since last financial statements	(17,773)

Group note on historical cost profits and losses for the year ended 31 December 2013

	2013	2012
	£’000	£’000
Reported profit / (loss) on ordinary activities before taxation	3,078	(1,117)
Difference between actual and historical cost depreciation charge	3,531	2,917
Historical cost profit on ordinary activities before taxation	6,609	1,800
Taxation	(469)	(766)
Historical cost profit on ordinary activities after taxation	6,140	1,034

Bridgehouse Marine Limited    Group cash flow statement for the year ended 31 December 2013

			2013		2012
	Note	£’000	£’000	£’000	£’000
Reconciliation of operating profit / (loss) to net cash inflow from operating activities
Operating profit / (loss)		10,233		(5,193)
Depreciation on tangible fixed assets		11,282		14,057
Impairment on fixed asset investment		—		518
Amortisation on intangible assets		(1,380)		(1,495)
Difference between pension charge and cash contributions		(3,551)		(1,726)
Provision in respect of short term loans		4,250		—
Currency translation differences		(358)		946
(Increase) / decrease in inventories		(1,609)		1,492
Decrease / (increase) in operating receivables		9,854		(11,806)
Increase in creditors		1,512		7,301
Decrease in provisions		(180)		(3,637)
Loss on sale of investment		186		—
Net cash inflow from operating activities			30,239		457

Dividends from joint ventures / associates			3,109		23,687

Returns on investment and servicing of finance
Interest received		184		77
Interest paid		(4,762)		(5,679)
Net cash outflow from returns on investment and service of finance			(4,578)		(5,602)

Taxation
UK taxes paid			(30)		(44)

Capital expenditure and financial investment
Purchase of plant and equipment		(9,665)		(29,719)
Proceeds from sale of fixed assets		79		9,448
Purchase of investment		(126)		(506)
Short term loan advances		(18,500)		—
Net cash outflow from capital expenditure and financial investment			(28,212)		(20,777)

Acquisitions and disposals
Sale of business operations		—		32,367
Cash disposed of with business operation		—		(537)
Sale of investment in associated undertaking		—		7,241
Net cash inflow from acquisitions and disposals			—		39,071

Finance
Repayment of finance lease capital		(4,195)		(17,883)
Employee share scheme		(117)		—
Net cash outflow from financing			(4,312)		(17,883)
Management of liquid resources (Decrease) / increase in cash	29		(3,784)		18,909

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013

1    Accounting policies

Basis of accounting

The financial statements are prepared on the going concern basis under the historical cost convention, as modified by the revaluation of cable-ships and in accordance with the Companies Act 2006 and applicable accounting standards in the United Kingdom. The principal accounting policies, which have been applied consistently throughout the year, are set out below.

Basis of preparation

The Group financial statements consolidate the financial statements of the company and its subsidiary undertakings, joint ventures and associate undertakings for the year ended 31 December 2013. Subsidiary undertakings are entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Associate undertakings are all entities over which the Group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. The Group’s subsidiary undertakings, associated undertakings and joint ventures (together “the Group companies”) have adopted uniform accounting policies. Acquisitions are accounted for under the acquisition method. All profits or losses on Intra Group transactions have been eliminated.

The Group’s associate undertakings and joint ventures are accounted for in accordance with Financial Reporting Standard No 9 ‘associates and joint ventures’, with associates included using the equity method of consolidation and joint ventures included using the gross equity method of consolidation. The consolidated profit and loss account includes the Group’s share of associates’ and joint ventures’ profits less losses while the Group’s share of the net assets of the associates and joint ventures is shown in the consolidated balance sheet. For entities which have non co-terminus year ends, results are consolidated on the basis of management accounts information.

Going Concern

Having reviewed the Group’s cash flow projections for the next 12 months after the date of signing of the financial statements, the directors are confident they will have adequate resources to meet the requirements of the business for the foreseeable future. The directors have therefore prepared these consolidated financial statements on a going concern basis.

Goodwill

Goodwill arising on an acquisition of a trade/subsidiary undertaking is the difference between the fair value of the consideration paid and the fair value of the assets and liabilities acquired.

Positive goodwill is capitalised and amortised through the profit and loss account over the directors’ estimate of its useful economic life. Impairment tests of the carrying of goodwill are undertaken:

•    at the end of the full financial year following acquisition,

•    in other years if events or changes in circumstances indicate that the carrying value may not be recoverable.

Where the fair value of the assets and liabilities acquired exceeds the fair value of the consideration, the difference is treated as negative goodwill, and is capitalised and amortised through the profit and loss account over the period over which the non-monetary assets acquired are consumed. In the case of fixed assets this is the period over which they are depreciated.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Tangible fixed assets

Tangible fixed assets with the exception of cable-ships are stated at cost, net of depreciation and any provision for impairment. Cable-ships are stated at valuation net of depreciation. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use. Cost includes finance costs incurred prior to the asset being available for use.

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost less estimated residual value, of each asset on a straight line basis over its estimated useful life as follows:

Cable-ships and submersibles	—	up to 35 years
Plant and Motor vehicles	—	3 to 20 years
Leasehold land and buildings	—	over the period of the lease

Plant includes equipment on the cable-ships that is portable and can be moved around the fleet. Plant also includes computer equipment. The expected useful lives of the assets of the business are reassessed periodically.

Assets under construction are not depreciated until they are complete and available for use; when they are reclassified to an asset class and subject to the depreciation rates set out above. Financial Reporting Standard 15 requires fixed assets which are carried at re-valued amounts to be shown at their current value at the balance sheet date. To achieve this cable-ships are subject to a full external valuation every five years with an interim valuation carried out in the third year of this cycle. At the end of 2012 a full valuation was undertaken on the cable-ships.

An impairment provision is made whenever there is an indication that net book value is greater than the valuation. Impairment losses are charged to the revaluation reserve to the extent that a previous gain has been reversed and thereafter to the profit and loss account as incurred. In the event of a subsequent upwards revaluation of a previously impaired asset, the provision is reversed through operating expenses in so far as it was originally charged to the profit and loss account.

Revaluation reserve

Any surpluses on revaluation of the cable-ships are recognised in the revaluation reserve, except where they reverse previously charged impairment losses, in which case they are recorded in the profit and loss account. Depreciation relating to the re-valued part of the asset is transferred to the profit and loss account as a movement on reserves.

Turnover

Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales related taxes.

Turnover of the business for each market is treated consistently without any differentiation between market sectors, and apart from long-term contracts, revenue is recognised on an accruals basis.

Turnover and profit on long-term contracts are recognised in the financial statements according to the overall state of completion of the contract reached during the period. Amounts recoverable on long term contracts, which are Included in accrued income, are stated at the sales net value of the work done less amounts received as progress payments on the account. Excess progress payments are included in deferred income as payments on account. Cumulative costs incurred net of amounts transferred to cost of sales, less provision for contingencies and anticipated future losses on contracts, are included as long term contract balances in stock and work in progress.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Investments

The Group’s investments in subsidiary undertakings, associate undertakings and joint ventures are stated at cost less any provision for impairment. Impairment reviews are carried out by management should any events occur or business circumstances change which indicate that recoverable amount is below carrying value. Any impairment provisions are charged to the company profit and loss account.

The Group has certain contractual agreements with other participants in unincorporated entities that create an entity carrying on a trade or business of its own (joint arrangements — non entity). The Group include the results of these entities within its own results.

The Group’s investments in joint ventures and associate undertakings are accounted for using the Equity method.

Foreign currency

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date. Exchange differences are included in the profit and loss account.

The results of overseas operations are translated at average rates of exchange during the year and the balance sheet translated into sterling at the rate of exchange ruling on the balance sheet date. Exchange differences that arise from translation of the opening net assets in foreign subsidiary’s undertakings and any other exchange differences are taken to the profit and loss account reserves.

Leases

Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets are capitalised as tangible fixed assets and are depreciated over the shorter of their useful lives or the lease period. The capital elements of future asset lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding.

Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight-line basis over the lease term, except where the period to the review date on which the rent is first expected to be adjusted to the prevailing market rate is shorter than the full lease term, in which case the shorter period is used.

Sale and leaseback

Sale and leaseback arrangements, by means of a finance lease are accounted for in the same manner as a standard finance lease agreement. On sale, the asset is not removed from the fixed assets and any profit or loss on disposal is deferred and amortised over the useful life of the asset.

Leased assets − Lessor

Annual rentals from operating leases are credited to the profit and loss account on a straight line basis over the term of the lease, with the leased asset accounted for in accordance with the policy for tangible fixed assets.

Pensions

The Group operates various pension schemes comprising both defined benefit schemes and defined contribution schemes. The company also makes contributions on behalf of employees who are members of the Merchant Navy Officers Pension Fund (MNOPF).

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

For the defined benefit schemes and the MNOPF scheme the amounts charged to operating profit are the current service costs and the gains and losses on settlements and curtailments. These are included as part of staff costs. Past service costs are recognised immediately in the profit and loss account if the benefits have vested. If the benefits have not vested immediately, the costs are recognised over the period until the vesting occurs. The interest cost and the expected return of assets are shown as a net amount of other finance cost or income adjacent to interest. Actuarial gains and losses are recognised immediately in the statement of total recognised gains and losses.

Defined benefit schemes are funded with the assets of the scheme held separately from those of the Group, in separate trustee administered funds. Pension scheme assets are measured at fair value and liabilities are measured on an actuarial basis using the projected unit method and discounted at a rate of equivalent currency and term to the scheme liabilities. The actuarial valuations are obtained at least triennially and are updated at each balance sheet date. The resulting defined benefit asset or liability is presented separately after net assets on the face of the balance sheet.

For the defined contribution schemes the amount charged to the profit and loss account in respect of pension costs is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

Stocks and work in progress

Stocks are valued at the lower of cost and net realisable value on a first in first out basis. Provisions for deterioration and obsolescence are made where appropriate and are charged to the profit and loss account in operating expenses.

Short term work in progress on contracts is stated at cost less foreseeable losses. These costs include only direct labour and expenses incurred to date and exclude any allocation of overheads. The policy for long term work in progress contracts is disclosed within the Turnover accounting policy.

Research and development

Research and development expenditure is written off to the profit and loss account as incurred. Development expenditure is also written off as incurred.

Taxation

Global Marine Systems Limited re-entered into the UK tonnage tax regime on 1 January 2011 for a period of ten years. Under the tonnage tax regime the current year tax charge arising on qualifying activities is calculated by reference to net tonnage of the qualifying ships owned by the Group.

This method replaces both the tax-adjusted commercial profit/loss on qualifying shipping trade and chargeable gains/losses made on disposal of tonnage tax assets as calculated in previous periods. To the extent that the company generates profits/losses, which do not qualify for inclusion under the above regime, they will be taxable under general UK corporation tax principles.

Deferred taxation should not generally arise in respect of profits/losses within the tonnage tax regime. However, where the Group generates profits/losses which do not qualify for inclusion under the above regime, deferred taxation will be provided on income and expenditure dealt with for taxation purposes in periods different from those for accounting purposes, to the extent that it is probable that a liability or asset will crystallise. Deferred tax balances are not discounted.

Other operating Income

Other operating income consists of income from miscellaneous asset sales not considered to be part of the core operating business. Revenue and costs are recognised on completion of the sale or event as described in the individual contract.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Exceptional Items

Exceptional items are those material items of income and expenditure which the Group has disclosed separately because of their quantum or incidence so as to give a clearer understanding of the Group’s financial performance.

Minority Interests

Equity minority interests represent the share of the profits less losses on ordinary activities attributable to the interests of the equity shareholders in subsidiaries which are not wholly owned by the group.

Liquid resources

For the purpose of the cash flow statement, liquid resources are defined as current asset investments and short term deposits.

2    Prior year adjustment

It has come to the attention of the directors that the rights attaching to the ‘B’ shares in Global Marine Systems Limited give the owners of such shares an equity interest in the sub group headed by Global Marine Systems Limited. Consequently a prior year adjustment has been made to reflect this minority interest.

The effect of this change is to recognise a minority interest in the loss for the year ended 31 December 2012 of £337,000 and decrease the loss for the period by the same amount. The minority interest recognised at 31 December 2012 was £10,243,000, all comparatives have been restated.

3    Corresponding figures

The analysis between continuing and discontinued operations for the year ended 31 December 2012 is shown below.

	Continuing	Discontinued	Total
	£’000	£’000	£’000
Turnover (including share of joint ventures and associates)	150,579	36,109	186,688
Less: share of joint ventures’ turnover	(643)	—	(643)
share of associates’ turnover	(47,630)	(9,144)	(56,774)
Group turnover	102,306	26,965	129,271
Other operating charges	(1,938)	(1,002)	(2,940)
Other operating costs	(93,109)	(28,040)	(121,149)
Exceptional items − contract losses	—	(10,375)	(10,375)
Operating costs	(95,047)	(39,417)	(134,464)
Group operating profit / (loss)	7,259	(12,452)	(5,193)

4    Turnover

Turnover, results and net assets are principally derived from telecommunications, oil & gas, offshore power and science and research. Contracts within telecommunications include long term agreements for the provision of maintenance of submarine telecommunications cables as well as associated services for the installation either directly with cable owners or indirectly by providing charter services, including transactions with Group companies and joint ventures. Turnover from oil & gas and offshore power are service based and include the installation and associated services in connection with the laying of marine power cables to wind farms and oil & gas pipelines.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Turnover including JVs & associates as analysed by geographical location of works undertaken in percentage terms is as follows:

	2013	2012
	%	%
United Kingdom	21.2	18.6
Europe, excluding the United Kingdom	2.9	6.3
Asia Pacific	49.3	55.6
Americas	26.6	19.5

Part of the Group’s success has been based on the substitutability of services between market sectors. Cable-ships by nature are also mobile and easily transit between regions as required. Business is contracted to optimise the combination of available business and asset mix and fit at the time of contracting. For this reason, the directors consider that the disclosure of assets and profitability against any particular geographical segments and turnover by market sector would be misleading and seriously prejudicial to the interests of the Group.

5    Operating costs

	2013	2012
	£’000	£’000
Change in stocks of finished goods and in work in progress	(1,609)	2,116
Raw materials and consumables	612	1,410
Impairment of fixed asset investment	—	518
Other external charges	47,477	75,878
Wages and salaries (note 8)	23,234	25,436
Social security costs (note 8)	686	1,180
Defined benefit pension current service cost (note 8)	54	59
Defined contribution pension cost (note 8)	1,055	1,009
Pension scheme costs borne by the Group (note 8)	1,003	981
Depreciation of tangible fixed assets:
- Owned	3,651	6,761
- Assets under finance lease	7,631	7,296
Amortisation of negative goodwill	(1,380)	(1,495)
	82,414	121,149
Exceptional items	4,250	10,375
Total	86,664	131,524

In 2013 the exceptional item relates to a provision in respect of a related party receivable as detailed in note 25.

In 2012 the exceptional item relates to one-off losses incurred on the Globe Tech 1 and Gwynt Y Mor projects in the discontinued Global Marine Systems Energy Limited business.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

6    Operating profit / (loss)

	2013	2012
	£’000	£’000
Operating profit / (loss) is stated after charging / (crediting):
Operating lease rentals:
- Cable-ships and other plant	4,085	8,567
- Other	1,630	5,418
Income from operating leases	(21,197)	(2,697)
Profit on disposal of assets	(40)	(660)
Loss on exchange	(2,110)	(2,943)
Auditors remuneration:
- Fees payable to the company’s auditor for the audit of the company’s annual financial statements	—	—
- Fees payable to the company’s auditor and its associates for other services:
- The audit of the company’s subsidiaries, pursuant to legislation	154	154
- Tax services	25	25

7    Remuneration of directors

	Group
	2013	2012
	£’000	£’000
Directors’ emoluments in respect of qualifying services were:
Aggregate emoluments	238	178
	2013	2012
	£’000	£’000
Highest paid director
Aggregate emoluments	238	178

There were no directors emoluments paid as fees relating to director services provided to the Group through related party companies (2012: nil)

8    Employee Information

The average monthly number of persons employed by the Group (including directors) during the year, analysed by category, was as follows:

	Group
	2013	2012
	Number	Number
Marine	245	249
Operational support	105	180
Sales and administration	35	44
	385	473

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

The reduction of employee numbers in 2013 for operational support and sales and administration is due to the sale of the Energy business in November 2012.

	2013	2012
	£’000	£’000
The aggregate payroll costs were as follows:
Wages and salaries	23,234	25,436
Social security costs	686	1,180
Other pension costs	1,109	1,068
Pension scheme costs borne by the Group	1,003	981
	26,032	28,665
	2013	2012
	£’000	£’000
Other pension costs comprise:
Contributions paid to Defined Contribution pension schemes (note 24)	1,055	1,009
FRS 17 Current Service Cost − MNOPF fund (note 24)	54	59
	1,109	1,068

The company did not employ any persons during the year and therefore had no payroll costs.

9    Interest receivable and similar income

	2013	2012
	£’000	£’000
Group
Interest receivable on fixed term loan	905	73
Interest receivable on bank deposits	38	4
Interest receivable on other loans	250	—
	1,193	77
Joint ventures and Associates
Interest receivable on bank deposits − Joint ventures	525	604
Interest receivable on bank deposits − Associates	51	61
	1,769	742

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

10    Interest payable and similar charges

	2013	2012
	£’000	£’000
Group
Interest payable on loans	—	441
Finance charges in respect of finance leases and hire purchase	4,771	5,211
	4,771	5,652

Exchange losses	(913)	346

Joint ventures and Associates
Amounts payable on bank loans and overdrafts − Joint ventures	—	4
Amounts payable on bank loans and overdrafts − Associates	673	422
	4,531	6,424

11    Tax loss on profit / (loss) on ordinary activities

	2013	2012
	£’000	£’000
UK current taxation	10	15
Overseas taxation	—	—
Overseas deferred taxation − Origination and reversal of timing differences	—	(80)
	10	(65)
Share of tax in
- Joint ventures	20	28
- Associates	439	803
	469	766

On 1 January 2011, the Group renewed its election into the UK Tonnage Tax regime for a period of 10 years. This regime calculates tax payable on qualifying shipping activities in accordance with the net tonnage of qualifying ships, rather than the adjustment of commercial profits.

A reconciliation of the loss before tax at the standard corporation tax rate to the credit for the year is not disclosed as the Group is within the tonnage tax regime, under which taxation is not related to profits and losses.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

12    Intangible fixed assets

Group	Negative goodwill
£’000
Cost
At 1 January 2013 and 31 December 2013	(57,120)
Accumulated amortisation
At 1 January 2013	44,305
Provided in the year	1,380
At 31 December 2013	45,685
Net Book Value
At 31 December 2013	(11,435)
At 31 December 2012	(12,815)

The company has no intangible fixed assets.

13    Tangible assets

Group	Cable-ships and submersibles	Assets under construction	Motor vehicles and plant	Land & Buildings Short leasehold	Total
	£’000		£’000	£’000	£’000
Cost or valuation
At 1 January 2013	131,071	889	12,951	12,498	157,407
Exchange rate revaluation	(1,041)	—	—	(2)	(1,043)
Additions	16	9,627	22	—	9,665
Disposals	(1,233)	—	(34)	—	(1,267)
Reclassification	3,404	(3,408)	4	—	—
At 31 December 2013	132,217	7,108	12,943	12,494	164,762
Accumulated depreciation
At 1 January 2013	32,134	—	12,564	8,465	53,163
Exchange rate revaluation	(317)	—	—	(1)	(318)
Provided for the year	10,524	—	320	438	11,282
Disposals	(1,194)	—	(34)	—	(1,228)
At 31 December 2013	41,147	—	12,850	8,902	62,899
Net book value
At 31 December 2013	91,070	7,108	93	3,592	101,863
At 31 December 2012	98,937	889	387	4,031	104,244

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Included in the total net book value of cable-ships and submersibles of the Group is £74,866,400 (2012: £82,490,421) in respect of assets held under finance leases and hire purchase contracts. Depreciation for the Group for the year on these assets was £7,631,377 (2012: £7,295,903).

The historical cost of cableships and submersibles is

	Group 2013	Group 2012
	£’000	£’000
Cost	204,311	203,165
Accumulated depreciation based on historical cost	(192,888)	(187,406)
Historical cost net book value	11,423	15,759

Cable-ships and submersibles with total cost of £44,859,467 (2012: £46,327,753) and net book value of £40,771,125 (2012: £46,327,753) are held for use in operating leases.

M3 Marine Pte Limited, an external professional broker provided a market valuation dated both 31 December 2012 for 4 cable-ships and at 4 February 2013 for 2 cable-ships which have been re-valued in the balance sheet at 31 December 2012.

Derrick Offshore Limited, also an external professional broker has provided a market valuation dated 22 July 2013 for one cable-ship which has been re-valued in the balance sheet at 31 December 2012.

The directors are not aware of any material change that would affect these valuations and consider them to be reflective of the year end position.

The company has no tangible fixed assets.

14    Investments

Group	Joint Ventures*	Associates*	Sub Total	Other investment	Total
	£’000	£’000	£’000	£’000	£’000
At 1 January 2013	17,172	30,680	47,852	60	47,912
Exchange rate revaluation	(804)	(70)	(874)	—	(874)
Additions	—	—	—	126	126
Dividends received	(2,087)	(1,022)	(3,109)	—	(3,109)
Share of retained profit for the year	693	2,105	2,798	—	2,798
Disposal	—	—	—	(186)	(186)
At 31 December 2013	14,974	31,693	46,667	—	46,667
*	Share of net assets

During 2013 the Group invested $181,000 (2012 − $800,000) into Global Marine Energy Inc. by way of equity loans. This company was dissolved as at 23 July 2013.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

The aggregate amount of capital and reserves for each joint venture and associate company at its last year end, together with the profit or loss for its financial year are disclosed below:

	Currency	Capital and Reserves	Profit / (loss) for the year ended	Accounting reference date
	000’s
Joint Ventures
Sembawang Cable Depot Pte Limited	SGD	628	914	31 March 2014
International Cableship Pte Limited	SGD	26,930	11,142	31 March 2014
Visser Smit − Global Marine VOF	EUR	767	—	31 December 2013
Sino British Submarine Systems Co Ltd − Consolidated results	Rem Yuan	529,024	48,422	31 December 2013
Huawei Submarine Systems Co Ltd − Consolidated results	HKD	158,977	3,216	31 December 2013

The Group’s share of contingent liabilities and capital commitments of the joint ventures and associate companies was £nil (2012: £nil).

The following information is given in respect of the Group’s share of all joint ventures and associates.

	Joint ventures		Associates
	2013	2012	2013	2012
	£’000	£’000	£’000	£’000
Fixed assets	5	7	24,763	26,733
Current assets	15,340	17,431	31,232	32,509
Liabilities due within one year	(371)	(266)	(24,302)	(28,562)

The group had the following aggregate interest in associates:

	SBSS	HMS	Total	SBSS	HMS	Total
	2013	2013	2013	2012	2012	2012
	£’000	£’000	£’000	£’000	£’000	£’000
Turnover	18,636	25,495	44,131	18,114	29,516	47,630
Profit / (loss) before tax	2,800	(256)	2,544	2,313	703	3,016
Taxation	(389)	(50)	(439)	(300)	(79)	(379)
Profit / (loss) after tax	2,411	(306)	2,105	2,013	624	2,637
Fixed assets	23,800	963	24,763	25,405	1,328	26,733
Current assets	9,740	21,492	31,232	9,735	22,774	32,509
	33,540	22,455	55,995	35,140	24,102	59,242
Liabilities due within one year	(7,967)	(16,335)	(24,302)	(11,016)	(17,546)	(28,562)
Net assets	25,573	6,120	31,693	24,124	6,656	30,680

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Company	Shares
Subsidiary Undertakings £’000
Cost
At 1 January 2013 and 31 December 2013	1,271

In the opinion of the directors the investments in, and amounts due from, the Company’s subsidiary undertakings, associates and joint ventures are of a value of at least the amounts at which they are stated in the balance sheet.

Subsidiary Undertaking	% holding and class	Country of registration or incorporation	Nature of business
Global Marine Systems Limited	90% ordinary	England and Wales	Submarine Telecommunications
Global Marine Systems (Americas) Inc**	100% ordinary	USA	Holding company
Global Marine Cable Systems Pte Limited**	100% ordinary	Singapore	Submarine telecommunications
Vlbro-Einspultechnik Duker and Wasserbau GmbH**	100% ordinary	Germany	Submarine telecommunications
Global Marine Systems (Depots) Limited**	100% ordinary	Canada	Cable storage
GMSG Limited**	100% ordinary	Guernsey	Fleet manning
Global Marine Systems Pension Trustee Limited**	100% ordinary	England and Wales	Pension
Global Marine Systems (Bermuda) Limited**	100% ordinary	Bermuda	Dormant
Global Marine Systems (investments) Limited**	100% ordinary	England and Wales	Holding company
Global Marine Systems (Vessels II) Limited**	100% ordinary	England and Wales	Special construction
Redsky Subsea Limited**	100% ordinary	England and Wales	Investment
Global Marine Systems (Vessels) Limited**	100% ordinary	England and Wales	Barecon charter agreements
Global Marine Search Limited**	100% ordinary	England and Wales	Conduct searches for subsea sunken wrecks
Global Marine Salvage Limited**	100% ordinary	Isle of Man	Barecon charter agreements
Global Marine Systems (Netherlands) BV**	100% ordinary	The Netherlands	Dormant
Global Cable Technology Limited**	65% ordinary	England and Wales	Manufacture of Jointing kits
Harmstorf Submarine Systems (Malaysia) Sdn Bhd**/***	30% ordinary	Malaysia	Submarine telecommunications
Global Marine Systems Oil and Gas Limited**	100% ordinary	England and Wales	Dormant
GMSL Employee Benefit Trust Limited**	100% ordinary	England and Wales	Trust
**	Undertaking held indirectly by the company.
***	Included as subsidiary as Bridgehouse Marine Limited has the ability to control the entity.

All subsidiary companies are included in the consolidated Group numbers.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

	% holder and class	Country of Registration or Incorporation	Nature of Business	Accounting period end
Joint Ventures
Sembawang Cable Depot Pte Limited**	40% ordinary	Singapore	Cable storage	31 March
International Cableship Pte Limited**	30% ordinary	Singapore	Ship operator	31 March
Visser Smit − Global Marine VOF**	50% partnership share	Netherlands	Wind farm Installation	31 December
Associates
Sino British Submarine Systems Co Ltd**	49% ordinary	China	Submarine telecommunications	31 December
Shanghai Jian Long**	39.2% ordinary (effective)***	China	Submarine telecommunications	31 December
Huawei Submarine Systems Co Ltd**	49% ordinary	Hong Kong	Investment	31 December
Huawei Marine Networks Ltd**	49% ordinary (effective)***	China	Submarine telecommunications	31 December
**	Undertaking held indirectly by the principal trading subsidiary.

***	Huawei Marine Networks Ltd is 100% owned by Huawei Submarine Systems Co Ltd; therefore the company effecllvely owns 49% of Huawei Marine Networks Ltd.

****	Shanghai Jian Long Is 80% owned by Sino British Submarine Systems Co Ltd; therefore the company effectively owns 39.2% of Shanghai Jian Long.

15    Stocks

	Group
	2013	2012
	£’000	£’000
Raw materials and consumables	4,844	4,209
Work in progress.	1,021	47
	5,865	4,256

16    Debtors

	Group		Company
	2013	2012	2013	2012
	£’000	£’000	£’000	£’000
Amounts due within one year:
Trade debtors	16,296	27,098	—	—
VAT	403	547	—	—
Other debtors	26,242	10,280	—	—
Prepayments and accrued Income	5,686	5,306	—	—
	48,627	43,231	—	—
Amounts due after more than one year:
Other debtors	4,555	4,614	—	—

The amounts owed by Group undertakings are unsecured, non-interest bearing and repayable on demand.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

17    Creditors: amounts due within one year

	Group		Company
	2013	2012	2013	2012
	£’000	£’000	£’000	£’000
Trade creditors	7,950	2,435	—	—
Amounts owed to Group undertakings	—	—	4,000	69
Obligations under finance leases and hire purchase contracts (note 18)	19,219	4,079	—	—
UK Corporation tax	33	53	—	—
Other taxation and social security	518	580	—	—
Other creditors	3,877	3,652	—	—
Accruals and deferred Income	4,728	11,202	—	—
Deferred income	10,917	9,080	—	—
	47,242	31,081	4,000	69

18    Creditors: amounts falling due after more than one year

	Group
	2013	2012
	£’000	£’000
Obligations under finance leases and hire purchase contracts	36,881	58,256
Accruals and deferred income	4,309	3,917
	41,190	62,173
	Group
	2013	2012
	£’000	£’000
The maturity of obligations under finance leases are as follows:
Within one year	19,219	4,079
In second to fifth year	18,238	27,291
Over five years	18,643	30,965
	56,100	62,335

The finance leases are secured on the assets to which they relate and bear interest at a rate of 11% (2011: 11%).

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

19    Provision for liabilities

Group	SPA settlement provision	Insurance Provisions	Deferred tax	Total
	£’000	£’000	£’000	£’000
At 1 January 2013	9,480	905	652	11,037
Exchange adjustment	—	—	(34)	(34)
Charged to the profit and loss account	8,462	(180)	—	8,282
At 31 December 2013	17,942	725	618	19,285

Insurance provisions

Insurance provisions relate to potential costs for current insurance claims.

SPA settlement

In November 2012, Global Marine Systems Limited (‘Company’) disposed of its subsidiary Global Marine Systems Energy Limited (‘GME’)

As prescribed under the terms of the Sale and Purchase Agreement (‘SPA’) the purchaser reviewed the ‘closing accounts’ in December 2012 which resulted in the purchaser submitting a claim under the SPA for a reduction in the overall purchase price.

The dispute was determined on 31st March 2014 and the provision has been amended accordingly.

Deferred tax

As disclosed in Note 11, since January 2001, the Group has reported under the UK Tonnage Tax regime. This regime calculates tax payable on qualifying shipping activities in accordance with the net tonnage of qualifying ships, rather than the adjustment of commercial profits,

Deferred taxation provided in the financial statements and the potential liability, including amounts for which provision has been made, is as follows:

Group	Amounts provided		Amounts unprovided
	2013	2012	2012	2011
	£’000	£’000	£’000	£’000
Revalued assets	259	272	6,934	9,790
Advanced capital allowances	392	429	—	—
FRS 17 pension liability	—	—	(6,219)	(5,888)
Tax losses available	(33)	(49)	(30,156)	(34,183)
Total liability/(asset)	618	652	(29,441)	(30,281)

The majority of the Group’s assets are tonnage tax assets, which do not qualify for capital allowances or capital gains allowable in the periods in which the Group is within the tonnage tax regime. Deferred tax liabilities in respect of these assets have not been provided on the basis that the Group intends to remain in the tonnage tax regime for the full 10 years and has no current plans to make further disposals of tonnage tax assets.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

An unrecognised deferred tax asset arises in relation to tax losses on the non-tonnage tax business. These deferred tax assets have not been recognised on the basis that there is insufficient evidence of taxable profits arising in the future. The deferred tax asset will be recognised if sufficient profits are generated in the future to enable the asset to become recoverable.

20    Called up share capital

	2013	2012
Group and company	£’000	£’000
Authorised
2,000,000 ordinary shares of £1 each	2,000	2,000
Allotted, called up and fully paid
1,266,000 ordinary shares of £1 each	1,266	1,266

21    Reserves

Group	Revaluation reserve	Profit and loss account
	£’000	£’000
At 1 January 2013 as previously stated	39,737	50,313
Prior year adjustment	(3,974)	(6,449)
At 1 January 2013 as restated	35,763	43,864

Profit for the financial year	—	2,093
Depreciation on revalued assets	(3,178)	3,178
Actuarial profits on pension schemes	—	(8,745)
Adjustment in respect of employee share schemes	—	(106)
Net translation differences on foreign currency	(154)	(544)
At 31 December 2013	32,431	39,740
Company	Profit and loss account
£’000
At 1 January 2013	(64)
Loss for the financial year	(3,931)
At 31 December 2013	(3,995)

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

22    Reconciliation of movement in shareholder’s funds

	Group		Company
	2013	2012	2013	2012
Group	£’000	As restated £’000	£’000	£’000
Opening shareholders’ funds	91,316	106,134	1,202	1,213
Prior year adjustment	(10,423)	(12,053)	—	—
Opening shareholders’ funds as restated	80,893	94,081	1,202	1,213
Profit / (loss) for the financial year	2,093	(1,546)	(3,931)	(11)
Impairment of revalued assets	—	(5,605)	—	—
Adjustment in respect of employee share schemes	(106)	—	—	—
Currency translation differences on foreign currency net investments	(698)	(891)	—	—
Actuarial losses on pension schemes	(8,745)	(5,146)
Closing shareholders’ funds	73,437	80,893	(2,729)	1,202

Of the results for the financial year, a loss of £3,931,000 (2012: £11,000), is dealt with in the accounts of Bridgehouse Marine Limited (‘company’). The directors have taken advantage of the exemption available under section 406 of the Companies Act 2006 and not presented a profit and loss account for the company alone.

23    Financial commitments

a)    Financial commitments at the end of the year for which no provision has been made:

Group	2013	2012
	£’000	£’000
Fixed Asset Purchase Commitments	732	4,883

b)    Annual commitments under non-cancellable operating leases are as follows:

	2013		2012
Group	Land and buildings	Other	Land and buildings	Other
	£’000	£’000	£’000	£’000
Operating leases which expire
Within one year	—	—	10	—
Between two and five years	520	464	358	—
After five years	835	—	1,025	—
	1,355	464	1,393	—

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

24    Pension commitments

The Group has established a number of pension schemes and contribute to other pension schemes around the world covering many of its employees. The principal funds are those in the UK comprising The Global Marine Systems Pension Plan, The Global Marine Personal Pension Plan (established in 2008), and Global Marine Systems (Guernsey) Pension Plan. A number of employees are members of the Merchant Navy Officers Pension Fund, a centralised defined benefit scheme to which the Group contributes.

The Global Marine Systems Pension Plan, the Global Marine Systems (Guernsey) Pension Plan and the Merchant Navy Officers Pension Fund are funded schemes of the defined benefit type with assets held in separate trustee administered funds. However as the Global Marine Systems (Guernsey) Pension Plan, which operates both a Career Average Re-valued Earnings (“CARE”) defined benefit section and a defined contribution section is small with few members, the scheme is accounted for as defined contribution type scheme. The Global Marine Personal Pension Plan is predominantly of the money purchase type.

The Global Marine Systems Pension Plan was a hybrid, exempt approved, occupational pension scheme for the majority of staff, which provides pension and death in service benefits. The defined benefit section of the Plan provided final salary benefits up to 31 December 2003 and CARE benefits from 1 January 2004. In 2008 the defined contribution section was closed to new contributions and all the accumulated funds attributable to the defined contribution members were transferred to a Contracted in Money Purchase Scheme (“CIMP”) set up by the Group. These funds were held on behalf of the defined contribution members and were all transferred to the Global Marine Personal Pension plan of each member on or before 30 June 2009. From 31 August 2006 the defined benefit section of the Scheme closed to future accrual and active members were offered membership of the existing defined contribution section (with some enhanced benefits).

Pension scheme valuations and contributions payable

Global Marine Systems Pension Plan − Defined Benefit Section

The defined benefit section of the Global Marine Systems Plan (prior to its closure on 31 August 2006) was contributory, with employees contributing between 5% and 8% (depending on their age) and the employer contributing at a rate of 9.2% of pensionable salary plus deficit contributions of £950,000 per annum.

The defined benefit section of the Global Marine Systems Pension Plan is funded by the payment of contributions determined with the advice of qualified independent actuaries on the basis of triennial valuations using the projected unit method.

The most recent full actuarial valuation was conducted as at 31 December 2013. The main assumptions used were that Retail Price Inflation would be 3.7% per annum, Consumer Price Inflation would be 2.7% per annum, the rate of return on investments (pre-retirement) would be would be 5.5% per annum, the rate of return on investments (post-retirement) would be 4.5% per annum, with pensions increasing by 3.0% per annum.

At the actuarial valuation date the market value of the defined benefit section’s assets amounted to £88,980,000. On a statutory funding objective basis the value of these assets covered the value of technical provisions by 74%.

Following the 2013 actuarial valuation, contributions are payable by the Group as follows:

•    £312,500 payable every month during calendar year 2014;

•    £333,334 payable every month during calendar years 2015 to 2018 inclusive;

•    £375,000 payable every month during calendar years 2019 to May 2021 Inclusive;

•    £100,000 payable in June 2021

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

•    Profit-related component. The Company will pay 10% of profits after tax before dividends. This will be paid up to two years following the year end to enable budgeting and cash flow control.

•    Dividend-related component. The Company will pay a cash sum equal to 50% of any future dividend payments excluding an agreed initial dividend of up to £5m.

Global Marine Personal Pension Plan

This is a defined contribution pension scheme and is contributory from the employee; the rate of contributions is split as follows:

•    ex CARE employees contributing between 2.5% and 7.5% and the employer contributing at a matching rate plus an additional 5% fixed contributions,

•    defined contribution employees contributing between 2% and 7.5% and the employer contributing at a matching rate.

Merchant Navy Officers Pension Fund

The Merchant Navy Officers Pension Fund is funded by the payment of contributions determined with the advice of qualified independent actuaries on the basis of triennial valuations using the projected unit method.

The most recent available full actuarial valuation was conducted as at 31 March 2012. The main assumptions used were that Retail Price Inflation would be 3.2% per annum, Consumer Price Inflation would be 2.2% per annum, the rate of return on investments (pre-retirement) would be 5.7% per annum, the rate of return on investments (post-retirement) would be 4.0% per annum and the rate of salary increases 4.2% per annum with pensions increasing by 3.0% per annum.

At the actuarial valuation date the market value of the total assets in the scheme amounted to £2,169m of which 0.05594% (£1,213k) relates to the Global Marine Systems Group. On an ongoing basis the value of these assets, together with the deficit contributions receivable from the 2003 / 2006 / 2009 of £340m, covered the value of pensioner’ liabilities, preserved pension liabilities for former employees and the value of benefits for active members based on accrued service and projected salaries, to the extent of 94%.

Following the 2012 actuarial valuation, contributions are payable by the Group as follows:

•    Increase Employer contributions to 20% of pensionable salaries from 1 October 2013.

Global Marine Systems (Guernsey) Pension Plan

The defined benefit section of the Guernsey Scheme is contributory, with employees contributing between 5% and 6% (depending on their age), the employer ceased contributing after July 2004. The defined contribution section is also contributory, with employees contributing between 2% and 7.5% (depending on their age and individual choice) and the employer contributing at a matching rate.

The defined benefit section of the Guernsey Scheme is funded by the payment of contributions determined with the advice of qualified independent actuaries on the basis of triennial valuations using the projected unit method.

An actuarial valuation was conducted as at 31 December 2010. The principal actuarial assumptions used by the actuary were investment returns of 5.7% per annum pre-retirement, 4.8% per annum post-retirement, inflation of 3.7% per annum and pension increases of 3.4% per annum.

At the valuation date the market value of the assets amounted to £1,267,000. The results show a past service shortfall of £390,000 corresponding to a funding ratio of 76%.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Following the actuarial valuation as at 31 December 2010, contributions are as follows:

•    19.5% of Pensionable Salaries from 1 January 2012 for future final salary benefits and management expenses.

•    Seven annual contributions of £66,000 on each 31 December, 2014 to 2020.

FRS17 Disclosures

Global Marine Systems Pension Plan − Defined Benefit Section

The valuation used for FRS 17 disclosures has been based on a full assessment of the liabilities of the Plan as at 31 December 2011. The present values of the defined benefit obligation and any past service costs were measured using the projected unit credit method. Since the deferred benefit section is closed to future accrual the current service cost is nil.

The Plan is a funded Plan with a defined benefit section and a defined contribution section (“DC”) section although ail DC members’ funds, except for certain AVC funds, have been transferred to a Group Personal Pension Plan. These disclosures relate to the defined benefit section only which is closed to new entrants and future accruals (but members retained their entitlement to death-in-service and ill-health benefits).

Actuarial gains and losses have been recognised in the period in which they occur, (but outside the profit and toss account), through the Statement of Recognised Gains and Losses (“STRGL”).

The principal assumptions used by the independent qualified actuaries to calculate the liabilities and assets under FRS 17 are set out below:

	2013	2012
Rate of increase in salaries *	Not applicable	Not applicable
Rate of increase in deferred pensions **	3.20%	2.85%
Rate of increase in pensions in payment **	3.20%	2.85%
Discount rate	4.50%	4.60%
Inflation assumption – RPI	3.35%	2.95%
Inflation assumption – CPI	2.35%	2.25%
Expected return on scheme assets ***	5.33%	6.62%
Mortality assumption ****	See below	See below
*	It is not necessary to make an assumption about salary increases as the Plan changed to a CARE arrangement with effect from 1 January 2004.
**	The pension increase assumption is that for benefits increasing with RPI limited to 5% per annum, to which the majority of the Plan’s liabilities relate.
***	The Group employs a building block approach in determining the long-term rate of return of pension plan assets. Historical markets are studied and assets with higher volatility are assumed to generate higher returns consistent with widely accepted capital market principles. The overall expected rate of return on assets is then derived by aggregating the expected return for each asset class over the actual asset allocation for the Plan at 31 December 2013.
****	The mortality assumptions are based on standard mortality tables which allow for expected future mortality improvements. The assumptions are that a member currently aged 60 will live on average for a further 23.9 years if they are male, and for a further 27.6 years if they are female. For a member who retires in 2033 at age 60 the assumptions are that they will live on average for a further 26.1 years after retirement if they are male and for a further 29.6 years after retirement if they are female.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

	2013	2012
	£’000	£’000
The assets and liabilities of the Plan were:
Equities	23,500	51,762
Liability Hedging Assets	19,035	—
Hedge Funds	22,505	—
Index Linked Government Bonds	—	12,291
Corporate Bonds	15,794	19,183
Property	3,496	—
Other	3,991	88
Total market value of assets	88,321	83,324
Present value of liabilities	(119,524)	(108,738)
Net pension liability	(31,203)	(25,414)

As a result of the Group operating the tonnage tax regime corporation tax is not related to the movement in profit or losses. Consequently, no deferred tax asset arises on the pension scheme liabilities.

Charges to the profit and loss account on the basis of the assumptions stated above are:

	2013	2012
	£’000	£’000
Profit and loss account
Finance cost
Interest cost	4,934	4,705
Expected return on pension scheme assets	(5,585)	(5,081)
Total credit to other finance costs	(651)	(376)
Total credit to profit before taxation	(651)	(376)
	2013	2012
	£’000	£’000
Changes to the present value of the defined benefit obligation during the year
Defined benefit obligation at 1 January	(108,738)	(97,574)
Interest cost	(4,934)	(4,705)
Net benefits paid out	2,979	3,128
Actuarial loss on plan liabilities	(8,831)	(9,587)
Defined benefit obligation at 31 December	(119,524)	(108,738)

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

	2013	2012
	£’000	£’000
Changes to the fair value of plan assets during the year
Fair value of plan assets at 1 January	83,324	76,472
Expected return on plan assets	5,585	5,081
Contributions by the employer	2,855	1,738
Net benefits paid out	(2,979)	(3,128)
Actuarial (loss) / gain on plan assets	(464)	3,161
Fair value of plan assets at 31 December	88,321	83,324
	2013	2012
	£’000	£’000
Actual return on plan assets
Expected return on plan assets	5,585	5,081
Actuarial (loss) / gain on plan assets	(464)	3,161
Actual return on plan assets	5,121	8,242

Five year history of asset values, DBO and surplus/deficit in plan

	2013	2012	2011	2010	2009
	£’000	£’000	£’000	£’000	£’000
Defined benefit obligation	(119,524)	(108,738)	(97,574)	(84,917)	(86,151)
Plan assets	88,321	83,324	76,472	76,365	70,873
Deficit	(31,203)	(25,414)	(21,102)	(8,552)	(15,278)
Experience gains/(losses):
On Plan liabilities *	124	(3,454)	(810)	3,182	(3,139)
On Plan assets	(464)	3,161	(4,010)	3,738	4,297
Actuarial gain /(loss) recognised in STRGL	(9,295)	(6,426)	(14,632)	2,172	(7,107)
Cumulative amount of losses recognised in STRGL	(38,682)	(29,387)	(22,961)
*	This item consists of gains / (losses) in respect of liability experience, excluding any changes in liabilities in respect of changes in the actuarial assumptions used.

Merchant Navy Officers Pension Fund

The valuation used for FRS 17 disclosures has been based on a full assessment of the liabilities of the Fund as at 31 March 2012. The present values of the defined benefit obligation and any past service costs were measured using the projected unit credit method.

The Plan is a funded arrangement of the defined benefit type, providing retirement benefits based on career average salary.

Actuarial gains and losses have been recognised in the period in which they occur, (but outside the profit and loss account), through the Statement of Recognised Gains and Losses (“STRGL”).

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

The principal assumptions used by the independent qualified actuaries to calculate the liabilities and assets under FRS 17 are set out below.

	2013	2012
Rate of increase in salaries	4.85%	4.45%
Rate of increase in deferred pensions *	3.20%	2.85%
Rate of increase in pensions in payment *	3.20%	2.85%
Discount rate	4.50%	4.60%
Inflation assumption - RPI	3.35%	2.95%
Inflation assumption - CPI	2.35%	2.25%
Expected return on scheme assets **	4.92%	5.74%
Mortality assumption **	See below	See below
*	The pension increase assumption is that for benefits increasing with RPI limited to 5% per annum, to which the majority of the Plan’s liabilities relate.

**	The Group employs a building block approach in determining the long-term rate of return of pension plan assets. Historical markets are studied and assets with higher volatility are assumed to generate higher returns consistent with widely accepted capital market principles. The overall expected rate of return on assets is then derived by aggregating the expected return for each asset class over the actual asset allocation for the Plan at 31 December 2013.

***	The mortality assumptions are based on standard mortality tables which allow for future mortality improvements. The assumptions are that a member currently aged 60 will live on average for a further 25.6 years if they are male, and for a further 29.7 years if they are female. For a member who retires in 2033 at age 60 the assumptions are that they will live on average for a further 27.3 years after retirement if they are male and for a further 31,5 years after retirement if they are female.

	2013	2012
	£’000	£’000
The assets and liabilities of the fund were:
Equities	433	599
Fixed Interest Government Bonds	—	419
Hedge Funds	121	—
Corporate Bonds	433	209
LDI Strategy	623	—
Property	35	35
Other	85	28
Total market value of assets	1,730	1,290
Present value of liabilities	(1,620)	(1,478)
Net pension asset / (liability)	110	(188)

As a result of the company operating the Tonnage Tax regime corporation tax is not related to the movement in profit or losses. Consequently, no deferred tax asset arises on the pension scheme liabilities.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

Charges to the profit and loss account on the basis of the assumptions stated above are:

	2013	2012
	£’000	£’000
Profit and loss account
Operating profit
Current service cost	54	59
Total charge to operating profit	54	59
Finance costs
Interest cost	66	148
Expected return on pension scheme assets	(90)	(141)
Total (credit) / charge to other finance costs	(24)	7
Total charge to profit before taxation	30	66
	2013	2012
	£’000	£’000
Changes to the present value of the defined benefit obligation during the year
Defined benefit obligation at 1 January	(1,478)	(3,060)
Current service cost	(54)	(59)
Interest cost	(66)	(148)
Contributions by plan participants	(26)	(29)
Net benefits paid out	67	64
Actuarial (loss) / gain on fund liabilities	(63)	1,754
Defined benefit obligation at 31 December	(1,620)	(1,478)
	2013	2012
	£’000	£’000
Changes to the fair value of plan assets during the year
Fair value of fund assets at 1 January	1,290	2,183
Expected return on plan assets	90	141
Contributions by the employer	750	47
Contributions by plan participants	26	29
Net benefits paid out	(67)	(64)
Actuarial (loss) / gain on fund assets	(359)	(1,046)
Fair value of fund assets at 31 December	1,730	1,290

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

	2013	2012
	£’000	£’000
Actual return on fund assets
Expected return on fund assets	90	141
Actuarial loss on fund assets	(359)	(1,046)
Actual loss on fund assets	(269)	(905)

Five year history of asset values, DBO and surplus/deficit in fund

	2013	2012	2011	2010	2009
	£’000	£’000	£’000	£’000	£’000
Defined benefit obligation	(1,620)	(1,478)	(3,060)	(2,606)	(1,808)
Plan assets	1,730	1,290	2,183	2,070	1,194
Deficit	110	(188)	(877)	(536)	(614)
History of experience gains and (losses):
On Plan liabilities*	—	1,830	(353)	(602)	(130)
On Plan assets	(359)	(1,046)	41	860	141
Actuarial gain/(loss) recognised in STRGL	(422)	708	(312)	118	(150)
Cumulative amount of gains recognised in STRGL	2,742	3,164	2,456
*	This item consists of gains/losses in respect of liability experience, excluding any changes in liabilities in respect of changes to the actuarial assumptions used.

Defined Contribution Pension Scheme costs

Group contributions to the defined contribution type pension schemes including overseas pension arrangements are:

	2013	2012
	£’000	£’000
Global Marine Personal Pension Plan	1,048	989
Global Marine Systems (Guernsey) Pension Plan	7	20
Total contributions	1,055	1,009

At 31 December 2013 contributions of £43,479 were due to be payable to the pension schemes (2012: £42,637)

25    Related party transactions

Advantage has been taken of the exemption contained within Financial Reporting Standard 8 ‘Related Party Transactions’ not to disclose any transactions or balances that have been eliminated on consolidation.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

a)    Detail of transactions with the Group during the year and balances outstanding at the year-end are given in respect of the associated undertakings and joint ventures (as disclosed in note 14 above).

Year Ended 31 December 2013	NTT World Engineering Marine Inc	International Cableship Pte Limited	Sino British Submarine Systems Co Ltd	Sembawang Cable Depot Pte Limited	Huawei Marine Networks Ltd
	£’000	£’000	£’000	£’000	£’000
Profit and loss account
Turnover	—	—	1,499	—	7,532
Operating costs	—	—	(118)	—	(127)
Finance lease interest	—	(1,212)	—	—	—
Dividends received	—	1,836	878	249	—

Balance Sheet
Debtors: amounts falling due within one year
Trade debtors	—	—	363	—	158
Creditors: amounts falling due within one year
Obligations under finance leases	—	(1,306)	—	—	—
Trade creditors	—	—	(1)	—	—
Creditors: amounts falling due after more than one year
Obligations under finance leases	—	(26,836)	—	—	—
Year Ended 31 December 2012	NTT World Engineering Marine Inc	International Cableship Pte Limited	Sino British Submarine Systems Co Ltd	Sembawang Cable Depot Pte Limited	Huawei Marine Networks Ltd
	£’000	£’000	£’000	£’000	£’000
Profit and loss account
Turnover	83	—	1,017	—	6,839
Operating costs	—	—	—	—	(119)
Other Income	—	—	—	—	—
Finance lease Interest	—	(3,402)	—	—	—
Dividends received	—	22,370	—	1,211	—

Balance Sheet
Debtors: amounts falling due within one year
Trade debtors	2	—	137	—	2,050
Creditors: amounts falling due within one year
Obligations under finance leases	—	(1,326)	—	—	—
Trade creditors	—	—	(25)	—	—
Creditors: amounts falling due after more than one year
Obligations under finance leases	—	(29,723)	—	—	—

b)    Details of transactions during, and balances outstanding at the end of, the year are given in respect of the payments made to companies that are related to either group and company directors or persons having a beneficial ownership interest in the group, namely Mr Andrew Ruhan and Mr Simon McNally.

During the year, the Group provided a loan of £1,500,000 (2012: Nil) to Mr Andrew Ruhan bearing interest of 1% per calendar month increasing to 1.5% after the repayment date of 15 November 2013. The loan and interest accrued were repaid in full on 11 February 2014.

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

During the year the Group provided a loan of £13,000,000 (2012: Nil) to Grenda Investments Limited, a company over which the directors believe Mr Andrew Ruhan has significant influence. This loan bears an Interest rate of 1% per calendar month Increasing to 1.5% after the repayment date of 15 November 2013. The loan and interest accrued were repaid in full on 11 February 2014.

During the year the Company provided a loan of £4,000,000 (2012: Nil) to Bridgehouse Capital Operations Limited, a company in which Mr Gabriel Ruhan and Mr Stephen Scott were directors at the time of the transaction. At the year end the balance outstanding, including accrued interest at a rate of 15% per annum, was £4,250,000 (2012: Nil). Provision has been made in these accounts against this balance in full as the ability of Bridgehouse Capital Operations Limited to repay this is uncertain.

During the year, the Group purchased services of £nil {2012: £21,000) from Global Cable Recovery Limited, a company in which Mr Gabriel Ruhan is also a director.

During the year, the Group purchased services of £551,000 (2012: £3,492,000) from Subserve Pro Limited, a company connected to Mr Gabrie! Ruhan and Mr Andrew Ruhan.

During the year the Group purchased services of £261,000 (2012: £230,000) from Orca Offshore Limited, a company connected to Mr Gabriel Ruhan and Mr Andrew Ruhan.

During the year the Group purchased services of £nil (2012: £2,000,000) from Glen Moar Properties Limited, a company connected to Mr Simon McNally.

During the year the Group provided services of £nil (2012: £309,000) to Bridgehouse Capital Operations Limited, a company connected to Mr Stephen Scott, Mr Gabriel Ruhan and Mr Andrew Ruhan.

During the year the Group provided services of £nil (2012: £34,000) to Sentrum India Limited, a company connected to Mr Stephen Scott, Mr Gabriel Ruhan and Mr Andrew Ruhan.

During the year the Group provided services of £122,000 (2012: £176,000) and purchased services of £2,405,000 (2012: £2,199,000) to / from Global Cable Technology Limited a 65% owned subsidiary.

26    Discontinued operations

On 31 March 2014 the SPA settlement dispute for the sale of Global Marine Systems Energy Limited was determined to be at the value of £20.2m payable by Global Marine Systems Limited.

The loss on disposal in 2013 has been calculated as follows:

£’000
Final determination	20,211
less provided in 2012	(12,000)
Charged to profit and loss account in the year	8,211
Accrued costs including legal fees and interest	251
Loss on disposal	8,462

Bridgehouse Marine Limited

Notes to the financial statements for the year ended 31 December 2013(continued)

27    Ultimate controlling party

At the Balance Sheet date the ultimate controlling party was Ballaugh Holdings Limited, registered in the British Virgin Islands.

Subsequent to the year-end Dr Gall Cochrane became the ultimate controlling party.

28    Reconciliation of cash flow to movement in net debt

	2013	2012
	£’000	£’000
(Decrease) / increase In cash	(3,784)	18,909
Cash outflow from change in debt	4,195	17,883
Movement in net debt resulting from cash flows	411	36,792
Exchange Translation	2,040	1,396
Movement in net debt	2,451	38,188
Opening net debt	(32,568)	(70,756)
Closing net debt	(30,117)	(32,568)

29    Analysis of net debt

	At 1 January 2013	Cash flow	Exchange adjustment	At 31 December 2013
	£’000	£’000	£’000	£’000
Cash at bank and in hand	29,767	(3,784)	—	25,983
Finance leases	(62,335)	4,195	2,040	(56,100)
Total	(32,568}	411	2,040	(30,117)